Exhibit 99.1

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, MA 01880

Phone: 781/224-0880                     Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS REPORTS

FIRST QUARTER 2011 FINANCIAL RESULTS

WAKEFIELD, MASSACHUSETTS – April 27, 2011 – American Dental Partners, Inc. (NASDAQ: ADPI) announced financial results today for the quarter ended March 31, 2011.

Comparing results for the first quarter of 2011 with results for the first quarter of 2010:

•	Net revenue was $74,822,000 for the first quarter of 2011 as compared to $71,854,000 for the first quarter of 2010.
•	Earnings from operations were $8,007,000 for the first quarter of 2011 as compared to $6,614,000 for the first quarter of 2010.
•	Net earnings were $3,798,000 for the first quarter of 2011 as compared to $2,345,000 for the first quarter of 2010.
•	Diluted net earnings per share were $0.24 for the first quarter of 2011 as compared to $0.15 for the first quarter of 2010.
•	Non-GAAP diluted adjusted net earnings, excluding service agreement amortization, per share were $0.34 for the first quarter of 2011 as compared to $0.24 for the first quarter of 2010.

For the quarter, patient revenue of the Company’s affiliated dental group practices and Arizona’s Tooth Doctor for Kids was $117,590,000 and same market patient revenue increased 1.7%.

Cash flow from operations was $13,532,000 for the quarter. Amounts paid for acquisitions amounted to $150,000 during the quarter. The Company completed two in-market acquisitions during the quarter. Capital expenditures were $2,371,000 for the quarter. The Company completed one de novo facility during the quarter.

The Company recognized $388,000, $232,000 net of tax or $0.01 per diluted share, of stock-based compensation expense during the quarter, as compared to $391,000, $238,000 net of tax or $0.01 per diluted share, for the same quarter last year.

In March 2011, Dental Associates, P.C., the affiliated practice at Redwood Dental Group, filed a lawsuit against the Company and its subsidiary, American Dental Partners of Michigan, LLC in the Wayne County Circuit Court in Michigan. The complaint alleges, among other things, breach of the service agreement between the subsidiary and Dental Associates, breach of fiduciary duty and tortious interference with relationships. The complaint seeks, among other things, monetary damages and termination of the service agreement. For the year ended December 31, 2010 and the quarter ended March 31, 2011, the service fees the Company received under the service agreement with Dental Associates represented approximately 2% of the Company’s net revenue for both periods and approximately 3% and 2%, respectively, of the Company’s earnings before interest, taxes, depreciation and amortization. The Company and its subsidiary intend to defend themselves vigorously with respect to this matter.

Patient Revenue of the Affiliated Practices

The Company does not consolidate the financial statements of the practices affiliated with the Company by means of service agreements with its financial statements. Patient revenue of the affiliated practices is, however, a financial measure used by the Company’s management to monitor operating performance and to help identify and analyze trends of the affiliated practices that may affect the Company’s business. Most of the operating expenses incurred by the Company, pursuant to the service agreements, are on behalf of the affiliated practices in the operation of dental facilities. These expenses are significantly affected by the patient revenue of the affiliated practices.

Use of Non-GAAP Financial Measures

Adjusted net earnings and adjusted net earnings excluding service agreement amortization are non-GAAP financial measures. In accordance with the requirements of Regulation G of the Securities and Exchange Commission, please see the attached financial tables for a presentation of the most comparable GAAP measures, the reconciliation to those GAAP measures and all additional reconciliations required by Regulation G.

The Company believes non-GAAP financial measures, such as adjusted net earnings and adjusted net earnings excluding service agreement amortization, are important financial measures for understanding its financial performance. Amortization expense of intangible assets related to service agreements with the affiliated practices is presented separately and excluded from the Company’s adjusted net earnings excluding service agreement amortization, a non-GAAP financial measure, due to its magnitude and non-cash impact on the Company’s ongoing operations and because, unlike depreciation of the Company’s dental facilities, it requires no recurring capital investment. The primary limitations associated with the Company’s use of non-GAAP measures are that these measures may not be directly comparable to the amounts reported by other companies. Management compensates for these limitations by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

Conference Call

For further discussion of these events and a comprehensive review of the quarter ended March 31, 2011, the Company will host its previously announced conference call on Thursday, April 28, 2011 at 9:00 a.m., EDT, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investors section of the website at least 15 minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com approximately two hours after the call through 6:00 p.m., EDT, Thursday, May 5, 2011.

About American Dental Partners, Inc.

American Dental Partners is one of the nation’s leading business partners to dental group practices. The Company is affiliated with 26 dental group practices, which have 278 dental facilities with approximately 2,390 operatories located in 21 states.

Use of Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this press release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively affect the matters herein described, including but not limited to the Company’s risks associated with overall or regional economic conditions, dependence upon affiliated dental practices, contracts the affiliated practices have with third-party payors, government regulation of the dental industry, impact of health care reform, dependence upon service agreements and the impact of any terminations or potential terminations of such contracts, business interruptions, the outcome of pending litigation and the

Company’s acquisition and affiliation strategy, which are detailed from time to time in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2011	2010
Net revenue	$74,822	$71,854
Operating expenses:
Salaries and benefits	29,248	29,602
Lab fees and dental supplies	11,579	11,068
Office occupancy expenses	9,474	9,125
Other operating expenses	7,320	6,547
General corporate expenses	3,789	3,647
Depreciation expense	2,865	2,845
Amortization of intangible assets	2,540	2,406

Total operating expenses	66,815	65,240

Earnings from operations	8,007	6,614
Interest expense, net	1,583	2,652

Earnings before income taxes	6,424	3,962
Income taxes	2,587	1,550

Consolidated net earnings	3,837	2,412
Noncontrolling interest	39	67

Net earnings	$3,798	$2,345

Net earnings per common share:
Basic	$0.25	$0.15

Diluted	$0.24	$0.15

Weighted average common shares outstanding:
Basic	15,415	15,714

Diluted	15,756	16,054

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$5,529	$4,798
Short-term investments	1,844	—
Accounts receivable, net	20,671	19,403
Other current assets	11,768	13,085

Total current assets	39,812	37,286

Property and equipment, net	53,668	53,095

Other non-current assets:
Goodwill	90,750	90,750
Intangible assets, net	183,123	185,669
Other assets	5,169	5,556

Total non-current assets	279,042	281,975

Total assets	$372,522	$372,356

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$26,847	$22,664
Other current liabilities	9,410	9,943
Current maturities of debt	8,117	8,156

Total current liabilities	44,374	40,763

Non-current liabilities:
Long-term debt	83,500	92,250
Other liabilities	44,485	43,909

Total non-current liabilities	127,985	136,159

Total liabilities	172,359	176,922

Noncontrolling interest	495	462

Commitments and contingencies
Stockholders' equity	199,668	194,972

Total liabilities and stockholders' equity	$372,522	$372,356

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(unaudited)

Selected statistical data

	Three Months Ended March 31,
	2011	2010
Number of dental facilities	278	267
Number of operatories (a)	2,390	2,252
Number of affiliated dentists (b)	581	567

(a)	An operatory is an area where dental care is performed and generally contains a dental chair, a hand piece delivery system and other essential equipment.
(b)	Includes full-time equivalent general or specialty dentists employed by or contracted with the affiliated practices and Arizona's Tooth Doctor for Kids.

Patient revenue and same market patient revenue growth (c)

(in thousands)

	Three Months Ended March 31,		% Change
	2011	2010
Total patient revenue (c):
Platform dental group practices affiliated with the Company in both periods of comparison	$112,713	$110,787	1.7%
Platform dental group practices that affiliated with the Company during periods of comparison	4,877	—	—

Total patient revenue	117,590	110,787	6.1%
Patient revenue of Arizona's Tooth Doctor for Kids	5,052	5,765	-12.4%

Patient revenue of practices affiliated with the Company by means of service agreements	112,538	105,022	7.2%
Net revenue due to the Company under service agreements	69,436	65,502	6.0%

Amounts retained by practices affiliated with the Company by means of service agreements	$43,102	$39,520	9.1%

(c)	Includes patient revenue of Arizona's Tooth Doctor for Kids, which is consolidated with the Company's financial results, and patient revenue of affiliated practices that are not consolidated with the Company's financial results.

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(in thousands)

(unaudited)

Components of same market patient revenue growth

	Three Months Ended March 31,		% Change
	2011	2010
Existing facilities (d)	$111,109	$110,372	0.7%
De novo facilities (e)	832	61	—
Expanded/relocated facilities (e)	313	354	-11.6%

Same market growth excluding acquisitions	112,254	110,787	1.3%
Acquired facilities (e)	459	0	—

Same market patient revenue growth	$112,713	$110,787	1.7%

(d)	Includes facilities in both periods of comparison.
(e)	Includes facilities completed or acquired in either period of comparison.

Reconciliation of GAAP net earnings, as reported, to non-GAAP adjusted net earnings

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
GAAP net earnings (as reported)	$3,798	$2,345
Adjusted net earnings	3,798	2,345
Add: Amortization related to service agreements, net of tax (f)	1,509	1,462

Adjusted net earnings excluding service agreement amortization	$5,307	$3,807

Weighted average diluted shares outstanding	15,756	16,054
Diluted adjusted net earnings per share	$0.24	$0.15

Diluted adjusted net earnings excluding service agreement amortization per share	$0.34	$0.24

(f)	Tax effected at effective tax rate in the period reported.